UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2011

CITADEL BROADCASTING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31740	51-0405729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7690 W. Cheyenne Avenue, Suite 220

Las Vegas, Nevada 89129

(Address of Principal executive offices, including Zip Code)

(702) 804-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On March 10, 2011, Citadel Broadcasting Corporation, a Delaware corporation (“Citadel”), Cumulus Media Inc., a Delaware corporation (“Cumulus”), Cadet Holding Corporation, a Delaware corporation and wholly owned subsidiary of Cumulus (“HoldCo”), and Cadet Merger Corporation, a Delaware corporation and wholly owned subsidiary of HoldCo (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Citadel (the “Merger”), with Citadel surviving the Merger as the surviving corporation and an indirect wholly owned subsidiary of Cumulus.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of Citadel’s class A common stock, par value $0.001 per share (the “Citadel Class A Common Stock”), and Citadel’s class B common stock, par value $0.001 per share (the “Citadel Class B Common Stock” and together with the Citadel Class A Common Stock, the “Citadel Stock”) (other than shares of Citadel Stock owned by Merger Sub, held in treasury by Citadel or pursuant to which a holder has properly exercised and perfected appraisal rights under Delaware law), will, at the election of the holder thereof and subject to proration as described below, be converted into the right to receive (i) $37.00 in cash (the “Cash Consideration”), or (ii) 8.525 shares of class A common stock, par value $0.01 per share, of Cumulus (“Cumulus Class A Common Stock”) (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”). In addition, holders of warrants to purchase Citadel Class B Stock will have the right to elect to have their warrants adjusted at the effective time of the Merger to become the right to receive upon exercise the (i) Cash Consideration or (ii) Stock Consideration, subject to proration as described below.

The Merger Agreement provides that each holder of Citadel Stock and/or warrants may elect to receive the Cash Consideration or the Stock Consideration for all or any number of such holder’s Citadel Stock and/or warrants, however, such elections will be prorated, and consideration adjusted, so that Cumulus will not issue in excess of 151,485,282 shares of Cumulus Class A Common Stock (as increased for the exercise of Citadel stock options prior to closing of the Merger) or pay in excess of $1,408,728,600 in cash (less the cash value of any dissenting shares and increased for the exercise of Citadel stock options prior to closing of the Merger). In circumstances where holders of Citadel Stock and/or warrants make aggregate elections which exceed either the aggregate available Cash Consideration or aggregate available Stock Consideration, holders of Citadel Stock will receive a combination of Cash Consideration and Stock Consideration pursuant to the terms of the Merger Agreement. Holders of Citadel Stock and/or warrants who do not make an election will receive the consideration choice selected by the majority of Citadel stockholders and warrantholders, subject to the proration described above.

Notwithstanding anything in the Merger Agreement to the contrary, if Cumulus reasonably determines, in consultation with its counsel, that the issuance of the Stock Consideration to a holder of Citadel Stock or warrants (upon exercise) pursuant to the terms of the Merger Agreement will, or is reasonably likely to cause, Cumulus to be in violation of Section 310(B) of the Communications Act or the FCC Media Ownership Rules (each as defined in the Merger Agreement), any shares of Cumulus Class A Common Stock that would have been issued by virtue of the Merger will be converted automatically, in the exercise of Cumulus’ good faith discretion, into either (i) warrants, on substantially similar terms to Citadel’s outstanding warrants, exercisable for the number of shares of Cumulus stock equal to the number of shares of Cumulus Class A Common Stock such holder would have received, or (ii) such number of shares of class B common stock, par value $0.01 per share, of Cumulus equal to the number of shares of Cumulus Class A Common Stock such holder would have received.

The Merger was unanimously approved by the respective Boards of Directors of Citadel and Cumulus, and is conditioned, among other things, on (i) the adoption of the Merger Agreement by the stockholders of Citadel (voting together as a single class), (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the effectiveness of a Form S-4 registration statement to be filed by Cumulus and (iv) the receipt of certain regulatory approvals regarding the transactions contemplated by the Merger Agreement, including expiration of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976 and approval by the U.S. Federal Communications Commission (the “FCC”). Cumulus stockholders who hold in the aggregate approximately 54% of the outstanding voting power of Cumulus have approved the issuance of Cumulus’ shares in connection with the Merger (including the issuance of Cumulus’ shares to the Equity Investors (as defined below)) and an amendment to Cumulus’ certificate of incorporation in connection with the transactions contemplated by the Merger Agreement. No further Cumulus stockholder approval is necessary for consummation of the transactions contemplated by the Merger Agreement.

Completion of the Merger is anticipated to occur by the end of 2011, although there can be no assurance the Merger will occur within the expected timeframe or at all.

Citadel has made customary representations and warranties and covenants in the Merger Agreement, including among others (i) not to (A) solicit proposals relating to alternative transactions or (B) subject to certain exceptions, enter into negotiations or discussions concerning, or provide nonpublic information in connection with, an alternative transaction, (ii) to cause a meeting of Citadel’s stockholders to be held to consider the adoption of the Merger Agreement, and (iii) subject to certain exceptions, for Citadel’s Board of Directors to recommend that Citadel’s stockholders adopt the Merger Agreement and thereby approve the Merger and the other transactions contemplated by the Merger Agreement.

Cumulus, HoldCo and Merger Sub have obtained equity and debt financing commitments, subject to certain conditions set forth in definitive agreements related to such commitments, for the transactions contemplated by the Merger Agreement, the proceeds of which, in addition to cash on hand and the issuance of Cumulus Class A Common Stock, will be sufficient for Cumulus to pay the aggregate Merger Consideration contemplated by the Merger Agreement and any associated fees and expenses. In connection with the transactions contemplated by the Merger Agreement, affiliates of Crestview Partners and Macquarie Capital (the “Equity Investors”) have agreed, at or prior to the closing of the Merger, to make an equity investment in Cumulus in an amount of up to approximately $500 million on the terms and subject to the conditions set forth in the investment agreement entered into by the Equity Investors and Cumulus in connection with the Merger.

The Merger Agreement contains certain termination rights of Citadel and Cumulus. Upon termination of the Merger Agreement under specified circumstances, Citadel will be required to pay Cumulus a termination fee. If the termination fee becomes payable as a result of Citadel’s termination of the Merger Agreement in order to enter into a definitive acquisition agreement with respect to a Superior Proposal (as defined in the Merger Agreement), the amount of such termination fee will be $52.7 million. The Merger Agreement also requires Citadel to pay Cumulus a termination fee of $80 million in the event that Cumulus terminates the Merger Agreement due to Citadel’s willful breach of the Merger Agreement (as described in the Merger Agreement). The Merger Agreement sets forth certain other circumstances under which a termination fee of $52.7 million may be due and owing from Citadel to Cumulus.

If either Citadel or Cumulus terminate the Merger Agreement due to the failure to receive the requisite FCC regulatory approval prior to a specified date, and all other conditions to closing have been satisfied or waived on that date, Cumulus will be required to pay Citadel a reverse termination fee equal to $26.4 million (less certain of Cumulus’ out-of-pocket costs and expenses paid in connection with the financing commitments entered into in connection with the execution of the Merger Agreement). Additionally, if Citadel terminates the Merger Agreement upon certain breaches of the Merger Agreement by Cumulus or Cumulus’ failure to effect the closing due to the failure to receive adequate proceeds from one or more of the financings contemplated by the financing commitments, Cumulus and the Equity Investors will be required to pay an aggregate reverse termination fee equal to $60 million. Cumulus and the Equity Investors are severally liable for portions of the $60 million reverse termination fee due and owing to Citadel as described in the immediately preceding sentence, with certain affiliates of the Equity Investors having guaranteed the respective payment obligations of the Equity Investors, pursuant to limited guarantees executed in favor of Citadel (the “Limited Guarantees”). Finally, Cumulus will be required to pay Citadel an additional reverse termination fee of $20 million (for a total fee of $80 million) in the event that Citadel terminates the Merger Agreement due to the willful breach of Cumulus (as defined in the Merger Agreement).

The foregoing summary of the Merger Agreement, Limited Guarantees and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and each Limited Guarantee, each of which is attached as an exhibit to this report and incorporated herein by reference.

The Merger Agreement, Limited Guarantees and related summaries are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Citadel and Cumulus. The representations and warranties of Citadel contained in the Merger Agreement have been made solely for the benefit of Cumulus, HoldCo and Merger Sub. In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made to Cumulus, HoldCo and Merger Sub in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement and Limited Guarantees are included with this filing solely to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Citadel or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of Citadel or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Citadel’s public disclosures. The Merger Agreement and Limited Guarantees should not be read alone, but should instead be read in conjunction with the other information regarding Citadel that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, proxy statements and other documents that Citadel files with the SEC.

Item 7.01.	Regulation FD Disclosure.

On March 10, 2011, Citadel issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-looking Statements

This report, as well as other statements made by Citadel, may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that reflect, when made, Citadel’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to Citadel’s operations and business environment, which may cause the actual results of Citadel to be materially different from any future results, express or implied, by such forward-looking statements. These risks and uncertainties include, but are not limited to, (i) our ability to grow our business, (ii) general economic or business conditions affecting the radio broadcasting industry being less favorable than expected, (iii) changes in the financial markets, (iv) fluctuations in interest rates, and (v) those matters discussed under the captions “Forward-Looking Statements” and “Risk Factors” in Citadel Broadcasting Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the third quarter of 2010, filed with the SEC on November 15, 2010 and amended on February 17, 2011.

This report also contains forward-looking statements regarding the Merger and related financing. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward-looking statements. Such factors, include, but are not limited to, the possibility that the Merger or the related financing is not consummated, the failure to obtain necessary regulatory or stockholder approvals or to satisfy any other conditions to the Merger, the failure to realize the expected benefits of the Merger, and general economic and business conditions that may affect the companies before or following the Merger.

Important Information for Investors and Stockholders

This report may be deemed to be solicitation material in respect of the proposed acquisition of Citadel by Cumulus that may result from the Merger Agreement. Cumulus will file with the Securities and Exchange Commission a registration statement on Form S-4 that includes a proxy statement of Citadel and information statement/prospectus of Cumulus (the “Proxy Statement/Prospectus”) relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF CITADEL ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS THAT IS PART OF THE REGISTRATION STATEMENT AND THE OTHER RELEVANT MATERIALS FILED WITH THE SEC, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CITADEL, CUMULUS AND THE PROPOSED ACQUISITION, IF ANY. Investors and security holders may obtain a copy of the registration statement and Proxy Statement/Prospectus and other relevant materials filed with the SEC free of charge (when they become available) at the SEC’s web site at www.sec.gov. The registration statement and Proxy Statement/Prospectus and such other documents, if and when they become available, may also be obtained free of charge on Citadel’s website at www.CitadelBroadcasting.com under the tab “Investor Relations”.

Citadel and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies of Citadel stockholders in connection with the proposed acquisition. Information regarding these participants will be contained in the registration statement and Proxy Statement/Prospectus and other relevant materials to be filed with the SEC (if and when they become available).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibit is filed as part of this Report.

Exhibit 2.1*	Agreement and Plan of Merger, dated as of March 9, 2011, by and among Citadel Broadcasting Corporation, Cumulus Media Inc., Cadet Holding Corporation and Cadet Merger Corporation.

Exhibit 2.2	Limited Guarantee, dated as of March 9, 2011, by Macquarie Financial Holdings Limited and, for limited purposes, MIHI LLC, made in favor of Citadel Broadcasting Corporation.

Exhibit 2.3	Limited Guarantee, dated as of March 9, 2011, by Crestview Partners II, L.P., Crestview Partners II (TE), L.P., Crestview Partners II (PF), L.P., Crestview Partners II (FF), L.P., Crestview Partners II (FF Cayman), L.P., Crestview Partners II (Cayman), L.P. and Crestview Partners II (892 Cayman), L.P. and, for limited purposes, Crestview Radio Investors, LLC, made in favor of Citadel Broadcasting Corporation.

Exhibit 99.1	Press Release issued by Citadel Broadcasting Corporation on March 10, 2011.

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Citadel agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

Date: March 11, 2011	By:	/s/ Farid Suleman
Name: Farid Suleman
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 2.1*	Agreement and Plan of Merger, dated as of March 9, 2011, by and among Citadel Broadcasting Corporation, Cumulus Media Inc., Cadet Holding Corporation and Cadet Merger Corporation.

Exhibit 2.2	Limited Guarantee, dated as of March 9, 2011, by Macquarie Financial Holdings Limited and, for limited purposes, MIHI LLC, made in favor of Citadel Broadcasting Corporation.

Exhibit 2.3	Limited Guarantee, dated as of March 9, 2011, by Crestview Partners II, L.P., Crestview Partners II (TE), L.P., Crestview Partners II (PF), L.P., Crestview Partners II (FF), L.P., Crestview Partners II (FF Cayman), L.P., Crestview Partners II (Cayman), L.P. and Crestview Partners II (892 Cayman), L.P. and, for limited purposes, Crestview Radio Investors, LLC, made in favor of Citadel Broadcasting Corporation.

Exhibit 99.1	Press Release issued by Citadel Broadcasting Corporation on March 10, 2011.

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Citadel agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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